Exhibit 10.3

AMENDMENT NO. 1

AMENDMENT NO. 1 (this "Amendment No. 1") dated as of January 3, 2008 among LEGG MASON, INC. (the "Borrower"), the Lenders executing this Amendment No. 1 on the signature pages hereto and Citibank, N.A., in its capacity as administrative agent (the "Administrative Agent") under the Credit Agreement referred to below.

WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to a 5-Year Revolving Credit Agreement dated as of October 14, 2005 (as amended and supplemented and in effect immediately prior to the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for revolving credit loans to the Borrower; and

WHEREAS, each of the financial institutions listed under the heading "New Lenders" on the signature pages hereto (each, a "New Lender") wishes to become a party to the Credit Agreement as a "Lender" thereunder with the applicable Commitment set forth in Schedule I attached hereto.

NOW THEREFORE, the parties hereto wish now to amend the Credit Agreement in certain respects, and, accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

2.02. Certain Defined Terms. The following definitions set forth in Section 1.01 of the Credit Agreement shall be amended to read in their entirety as follows:

"Amendment No. 1" means Amendment No. 1 to this Agreement dated as of January 3, 2008 among the Administrative Agent, the Lenders party thereto and the Borrower.

"Amendment No. 1 Effective Date" means January 3, 2008.

"Applicable Facility Fee Rate" means, while any particular Rating Level applies, the rate per annum set forth below opposite the reference to such Rating Level:

Rating Level	Applicable Facility Fee Rate
Rating Level 1	0.070%
Rating Level 2	0.100%
Rating Level 3	0.125%

Rating Level 4	0.150%
Rating Level 5	0.175%

provided that if at any time the Debt Ratings of Moody's and S&P would lead to different Rating Levels, the "Applicable Facility Fee Rate" will be determined based on the Rating Level one above the lower Rating Level (Rating Level 1 being the highest and Rating Level 5 being the lowest). Each change in the Applicable Facility Fee Rate resulting from a Rating Level Change shall be effective on the date on which such Rating Level Change is first announced by Moody's or S&P, as the case may be.

"Applicable Margin" means:

(a)  for any Base Rate Loan, 0.000% per annum; and

(b)  for any Eurodollar Rate Loan and while any particular Rating Level applies, the rate per annum set forth below opposite the reference to such Rating Level:

Rating Level	Applicable Margin
Rating Level 1	0.330%
Rating Level 2	0.400%
Rating Level 3	0.475%
Rating Level 4	0.550%
Rating Level 5	0.700%

provided that if at any time the Debt Ratings of Moody's and S&P would lead to different Rating Levels, the "Applicable Margin" will be determined based on the Rating Level one above the lower Rating Level (Rating Level 1 being the highest and Rating Level 5 being the lowest). Each change in the Applicable Margin resulting from a Rating Level Change shall be effective on the date on which such Rating Level Change is first announced by Moody's or S&P, as the case may be.

"Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans to the Borrower in an aggregate amount at any one time outstanding up to the amount set forth opposite such Lender's name on Schedule I or, if such Lender has entered into an Assignment and Assumption, set forth for such Lender in the Register, as such amount may be reduced pursuant to Section 2.04(b). The aggregate amount of the Lenders' Commitments as of the Amendment No. 1 Effective Date is $1,000,000,000.

"Fee Letter" means the Fee Letter dated June 22, 2005, between the Borrower and Citigroup Global Markets Inc., providing for, among other things, the payment of certain fees in connection with this Agreement, and the Fee Letter dated November 26, 2007, between the Borrower and Citigroup Global Markets Inc., providing for, among other things, the payment of certain fees in connection with certain amendments to this Agreement.

"Lender" means each bank or other financial institution listed on the signature pages hereof and each Person that shall become a party hereto pursuant to Section 2.16(b) or 8.06(b). Unless the context shall otherwise require, on and after the Amendment No. 1 Effective Date, the term "Lender" shall include each New Lender (as defined in Amendment No. 1).

2.03. Schedules. Schedule I of the Credit Agreement is hereby amended in its entirety to read as set forth in Schedule I attached hereto.

Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders (including the New Lenders) and the Administrative Agent, as to itself and each of its subsidiaries, that (a) the representations and warranties set forth in Article IV of the Credit Agreement (except (x) to the extent relating to the class action litigations described in the Form 10-K of the Borrower for the fiscal year ended March 31, 2007, Section 4.01(f)(i) thereof, and (y) to the extent relating to the Transaction Agreement and the transactions contemplated thereby, Section 4.01(f)(ii) thereof, and provided that for purposes of this Section 3, the date referred to in the last sentence of Section 4.01(e) thereof shall be deemed to be March 31, 2007 instead of March 31, 2005), and in each of the other Loan Documents, are true and correct in all material respects on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date), and as if each reference in said Article IV to "this Agreement" included reference to this Amendment No. 1 and (b) no Default or Event of Default has occurred and is continuing.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

4.01. Execution. The Administrative Agent shall have received counterparts of this Amendment No. 1 executed by the Borrower, the Lenders party to the Credit Agreement constituting the Majority Lenders, each of the New Lenders and each Lender whose Commitment is increasing pursuant to this Amendment No. 1 (each, an "Increasing Lender").

4.02. Amendment Fees. The Administrative Agent shall have received for the account of each New Lender and Increasing Lender the fees specified in the Fee Letter dated as of November 26, 2007, as amended, between the Borrower and Citigroup Global Markets Inc.

4.03. Opinion of Counsel to Borrower. The Administrative Agent shall have received favorable opinions of counsel for the Borrower (which counsel shall be reasonably satisfactory to the Administrative Agent), in form and substance reasonably satisfactory to the Administrative Agent and covering such matters (including as to the enforceability of this Amendment No. 1 and the Credit Agreement as amended hereby, the valid organization, good standing and due authorization of the Borrower, and the lack of any conflicts of the Borrower (including with respect to any material agreements)) as the Administrative Agent shall reasonably request.

4.04. Reallocation of Advances. If any Loans shall be outstanding, the Borrower shall have borrowed from each of the New Lenders and the Increasing Lenders, and the New Lenders and the Increasing Lenders shall have made Loans to the Borrower (in the case of Eurodollar Rate Loans, with Interest Period(s) ending on the date(s) of any then outstanding Interest Period(s)), and (notwithstanding the provisions of the Credit Agreement requiring that borrowings and prepayments be made ratably in accordance with the principal amounts of the Loans held by the Lenders) the Borrower shall have prepaid Loans held by the Lenders in such amounts as may be necessary, together with any amounts payable under Section 2.17 of the Credit Agreement as a result of such prepayment, so that after giving effect to such Loans and prepayments, the Loans (and Interest Period(s) of Eurodollar Rate Loan(s)) shall be held by the Lenders pro rata in accordance with the respective amounts of their Commitments (as modified hereby).

4.05. Other Documents. The Borrower shall have delivered such other documents as the Administrative Agent may reasonably request.

Section 5. New Lenders. Upon the satisfaction of the conditions precedent set forth in Section 4 hereof, each New Lender shall be deemed to be, and shall have all of the rights and obligations of, a "Lender" under the Credit Agreement.

Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

LEGG MASON, INC.

By:	/s/ Charles J. Daley, Jr.

Name: Charles J. Daley, Jr.
Title: Senior Vice President, Chief
Financial Officer and Treasurer

CITIBANK, N.A.,
as Administrative Agent

By:	/s/ Kevin A. Ege

Name: Kevin A. Ege
Title: Vice President

LENDERS

CITIBANK, N.A.,

By:	/s/ Kevin A. Ege

Name: Kevin A. Ege
Title: Vice President

BANK OF AMERICA, N.A..

By:	/s/ Hichem Kerma

Name: Hichem Kerma
Title: Assistant Vice President

THE BANK OF NEW YORK

By:	/s/ Michael Pensari

Name: Michael Pensari
Title: Vice President

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Kathleen Bowers

Name: Kathleen Bowers
Title: Director

By:	/s/ Valerie Shapiro

Name: Valerie Shapiro
Title: Assistant Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ James R. Coffman

Name: James R. Coffman
Title: Executive Director

STATE STREET BANK AND TRUST COMPANY

By:	/s/ James H. Reichert

Name: James H. Reichert
Title: Vice President

MERRILL LYNCH BANK USA

By:	/s/ Louis Alder

Name: Louis Alder
Title: Director

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ William M. Ginn

Name: William M. Ginn
Title: Executive Officer and General Manager

RBS CITIZENS, NATIONAL ASSOCIATION

By:	/s/ Cindy Chen

Name: Cindy Chen
Title: Senior Vice President

MANUFACTURERS & TRADERS TRUST CO.

By:	/s/ Lynn S. Manthy

Name: Lynn S. Manthy
Title: Assistant Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Kirk Seagers

Name: Kirk Seagers
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Robert P. Fialkowski

Name: Robert P. Fialkowski
Title: Senior Vice President

NEW LENDERS

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Jay Lipman

Name: Jay Lipman
Title: Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:	/s/ Jay Chall

Name: Jay Chall
Title: Director

By:	/s/ Markus Frenzen

Name: Markus Frenzen
Title: Assistant Vice President

FIFTH THIRD BANK

By:	/s/ Randolph J. Stierer

Name: Randolph J. Stierer
Title: Vice President

SOCIETE GENERALE

By:	/s/ Edith L. Hornick

Name: Edith L. Hornick
Title: Managing Director

SCHEDULE I

Lenders and Commitments

LENDER	COMMITMENT
Citibank, N.A.	$154,166,666.66
Bank of America, N.A.	$111,250,000.17
JPMorgan Chase Bank, N.A.	$111,250,000.17
The Bank of New York	$91,666,666.67
PNC Bank, National Association	$70,833,333.33
Deutsche Bank AG New York Branch	$66,666,666.67
State Street Bank and Trust Company	$54,166,666.67
Credit Suisse, Cayman Islands Branch	$50,000,000.00
Manufacturers & Traders Trust Co.	$45,833,333.33
Sumitomo Mitsui Banking Corporation	$43,750,000.00
HSBC Bank USA, National Association	$41,666,666.67
RBS Citizens, National Association	$41,666,666.33
Fifth Third Bank	$40,000,000.00
Merrill Lynch Bank USA	$31,250,000.00
Societe Generale	$25,000,000.00
Wells Fargo Bank, National Association	$20,833,333.33
TOTAL COMMITMENTS	$1,000,000,000.00